Exhibit 99.1

STRATECO RESOURCES INC.

Internal Controls

This description of the controls put in place by Strateco Resources Inc. (the “Company”) supports the attached chart, “Acquisition and Expense Cycle”, showing the flow of acquisition and expense documents.

Upon approval of an exploration project by the board of directors and management of Strateco Resources Inc.:

1.

Instructions and specifications for the exploration programs approved by the board of directors are sent to management company BBH Géo-Management Inc. (“BBH”), which is responsible for carrying out the Company’s exploration program pursuant to a valid services agreement.  BBH hires and provides the Company with the services of all qualified employees required for its exploration program, including geologists, technicians, consultants, the president, vice presidents, accountants, accounting clerks, engineers and a purchasing agent. All personnel mentioned above are BBH employees, with the exception of the Company’s auditors and the treasurer and Chief Financial Officer, who render services to the Company on a contractual basis.

2.

Guy Hébert, President of the Company and of BBH, gives instructions and specifications for the exploration project to either the executive vice president or the vice president of operations and engineering of the Company. One of these vice presidents then informs either the civil engineer or the project manager of the acquisition and expense requirements provided for in the budget.

3.

On instructions from one of the two vice presidents, the purchasing agent prepares purchase orders for all work to be performed, along with the requisitions prepared by the project manager for all purchases of materials and all services required for the project, except for administrative and secretarial overhead costs such as telephone and messaging services.

4.

Purchase orders are numbered using the “Accpac” system.

5.

Each completed purchase order is sent to one of the two vice presidents, who checks it and signs it to approve its issuance.

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If, for any reason whatsoever, the purchase order is not consistent with the instructions given, the vice president sends it back to the purchasing agent for correction;

1.

Each purchase order approved by one of the two vice presidents is distributed as follows:

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The original is sent to the subcontractor/supplier;

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A copy is sent to the project manager via Buzz Saw;

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A copy is kept in the purchasing department;

1.

The purchasing agent ensures that a purchase order is issued for all work and materials required for the project;

2.

The project manager supervises and approves all work performed by subcontractors and service providers;

3.

Upon delivery of the ordered material, the project manager ensures that the receiving slip is consistent with the purchase order (Buzz Saw system);

4.

Subcontractor or supplier invoices received by the secretary-receptionist are transmitted to the purchasing agent;

5.

The purchasing agent ensures that the invoice is consistent with the purchase order and the receiving slip (Buzz Saw);

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If the purchasing agent sees any discrepancy, the invoice is returned to the subcontractor or supplier;

1.

The purchasing agent validates receipt or the invoice in the Accpac system reception module, attaches the purchase order, checks the documents, approves the invoice for payment and transmits everything to accounting;

2.

The accounting clerk receives the invoice stamped and approved by the purchasing agent and checks the accuracy of the taxes on the invoice;

3.

The accounting clerk enters the invoice in the accounts payable ledger and prepares the cheque in accordance with the terms of payment. Cheques are numbered and kept under lock and key;

4.

The accounting clerk sends the cheque to the accountant, with supporting documentation;

5.

The accountant checks that the supporting documents are complete and have been approved by the vice president, and the cheque is then signed;

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If any errors or discrepancies are seen, the unsigned cheque and supporting documentation are returned to the accounting clerk for follow-up and correction;

1.

The accountant, an authorized signatory of cheques and other bankers acceptances, sends the cheque and all supporting documents to the second authorized signatory;

2.

The second authorized signatory examines the documents, signs the cheque and returns everything to the accounting clerk;

3.

The accounting clerk mails the cheque directly to the subcontractor or supplier and files a copy of the cheque and all supporting documentation in the “Suppliers” file;

4.

The accountant posts the batch in the general ledger using the Accpac system general ledger and by hand in the bankbook;

5.

The accounting clerk checks the statements of account received from subcontractors and suppliers monthly, follows up on any discrepancy noted and reports the results of the follow-up to the accountant;

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The subcontractor or supplier is advised of any correction to be made to his statement;

1.

The president, vice presidents, project managers and purchasing agent review any discrepancies between actual and budgeted acquisitions and expenses monthly;

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If the review generates unexpected results, immediate steps are taken;

1.

The accountant ensures monthly that the chronological list of accounts payable corresponds exactly to the general ledger accounts;

2.

Cancelled cheques from the financial institution are sent directly to the accountant every month, along with the bank statement for the month in question;

3.

The accountant performs a bank reconciliation monthly; the treasurer and Chief Financial Officer reviews and approves the reconciliation on a quarterly basis;

4.

On a quarterly and annual basis, the accountant and accounting clerk compile and file all the financial information on acquisitions and expenses for the period in the audit books submitted to the Chief Financial Officer and auditors.

Data Security

5.

A copy of all data in the computer network server is backed-up daily on a compact disk that is given to the accountant, or to the accounting clerk in the accountant’s absence;

6.

The accountant or accounting clerk takes the compact disk and stores it outside the Company’s offices until the following day or until it is replaced by a new backup disk.

GENERAL AND ADMINISTRATIVE EXPENSES

PROCEDURE:

A)

A requisition and/or purchase order is prepared

B)

An offer, mandate or services agreement is prepared

C)

Telephone order

APPROVALS:

Upon receipt of the invoice, the merchandise quantity and price verification procedure is validated using the reception module. If the invoice does not have a corresponding purchase order, it must be approved by a vice president in charge of the project, and the invoice is paid in the same manner as if a purchase order had been prepared:

Legal fees, the approval and the amount invoiced for services rendered by external legal counsel are first reviewed by Anne Hébert, the Company’s internal counsel, and then by Guy Hébert or Jean-Pierre Lachance and the person who requested their services. Legal services rendered by Anne Hébert, a BBH employee, are listed on a time sheet checked by Guy Hébert.

Investor relations: services agreement, approved by Guy Hébert.

Audit fees: in accordance with a mandate approved by the audit committee and the board of directors, with invoices approved by Guy Hébert.

Consulting fees: services agreement between the Company and BBH Géo-Management Inc. (“BBH”), mining consultant.

Procedure:

Weekly timesheets

Hours worked allocated by project

Approved by Messrs. Hébert, Lachance or Terreault

Invoices (hourly rate as per BBH services agreement)

When an invoice is received, the invoice approval and payment procedure is the same as if a purchase order had been prepared.

CONTROL:

When the financial statements are prepared each quarter, the treasurer and Chief Financial Officer ensures that the hours invoiced do not exceed normal working hours for the period. Normal hours for the period do not include statutory holidays, vacations and bonus. If required, any discrepancy is explained at a meeting and followed up.

Pauline Comtois CGA